Exhibit 23.2

Consent of Independent Registered Public Accounting Firm
ORBIMAGE HOLDINGS Inc.
Dulles, VA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 14, 2006, relating to the consolidated financial statements of Space Imaging LLC for the year ended December 31, 2005 appearing on Form 8-K dated June 20, 2006. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Seidman, LLP
Bethesda, MD
June 20, 2006